CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005, relating to the financial statements of Stronghold Technologies, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 14, 2006